Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces Year End Fiscal Year 2022 Financial Results

Mitchel Field, NY, July 13, 2022 – Frequency Electronics, Inc. (“FEI” or the “Company”) (NASDAQ-FEIM) is reporting revenues for the fiscal year ended April 30, 2022, of $48.3 million compared to revenues of $54.3 million for the fiscal year, ended April 30, 2021. Operating loss for fiscal 2022 was $8.0 million compared to an operating loss of $958,000 for fiscal 2021. Net loss for fiscal year 2022 was $8.7 million or ($0.93) per diluted share compared to net income of $680,000 or $0.07 per diluted share for fiscal 2021.

FEI Interim President and CEO, Thomas McClelland commented, “Fiscal 2022 was a difficult year. Revenues in the FEI-New York segment were down year over year and fourth quarter fiscal 2022 revenues were also down as compared to fourth quarter fiscal 2021. In addition, we experienced a substantial cost overrun on one of our development programs resulting from a variety of impacts, ranging from COVID, to supply chain, to technical issues. A requested adjustment to the contract which would have reduced the overrun did not materialize in the fiscal year and that had a significant adverse effect on fourth quarter and the full year cost and gross margins. This matter is still in negotiation with the customer. As development is now nearing completion and technical issues have been largely resolved, anticipated follow-on orders for production units are expected to have significantly improved gross margins. We were also delayed in commencing contract work, and recognizing revenue, on one of our advanced atomic clock programs due to the U.S. government having to complete their negotiations with a third party who is a participant in the project, but with whom FEI does not have a direct contractual relationship. In our FEI-Zyfer segment, revenues were significantly lower, principally due to a delay in the award of a large contract that was anticipated earlier in the fiscal year. That contract is in final negotiations now, and the Company believes the award will be granted in fiscal 2023, but the delay negatively impacted the revenue and gross margin for the fourth quarter and full year of fiscal 2022. Additional revenue declines at FEI-Zyfer resulted from delays in parts procurements that impacted manufacturing schedules. These issues have now been resolved. It is important to point out that in both cases the revenue was not lost; instead, it was pushed into fiscal 2023. The Company believes that follow on orders for production in fiscal 2023 and in the future will be significantly profitable as well as increasing the gross margins. Despite the delay, backlog in the FEI-Zyfer segment was $4.3 million at fiscal year end, close to a $1M increase from the end of fiscal 2021. Backlog in our FEI-Elcom operation was also up at fiscal 2022 year end as compared to fiscal 2021 year end. FEI generated approximately $4 million of cash from operations for fiscal 2022. The company remains debt free with approximately $21.5 million of cash and negotiable securities on hand as of year-end.”

Fiscal Year 2022 Selected Financial Metrics and Other Items

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For the fiscal year ended April 30, 2022, revenues from satellite payloads were approximately $26.1 million, or 54%, of consolidated revenues compared to $27.0 million, or 50%, for the prior fiscal year.

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For the fiscal year ended April 30, 2022, revenues from non-space U.S. Government/DOD customers were approximately $19.6 million, or 41%, of consolidated revenues compared to $24.8 million, or 46%, for the prior fiscal year.

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For the fiscal year ended April 30, 2022, revenues from other commercial and industrial sales accounted for approximately $2.6 million or 5% of consolidated revenues compared to approximately $2.5 million, or 5%, for the prior fiscal year.

-	Net cash provided by operating activities was $4.0 million and $12.2 million for fiscal years ended April 30, 2022 and 2021, respectfully.

-	Backlog for the fiscal years ended April 30, 2022 and 2021, was approximately $40 million.

-	Due to current geo-political tensions with Russia, the Company has impaired its investment in Morion due to the uncertainty regarding possible future disposition of the equity.

Investor Conference Call

As previously announced, the Company will hold a conference call to discuss these results on Wednesday, July 13, 2022, at 4:30 PM Eastern Time. Investors and analysts may access the call by dialing 1-888-506-0062. International callers may dial 1-973-528-0011. Callers should provide participant access code: 989910 or ask for the Frequency Electronics conference call.

The archived call may be accessed by calling 1-877-481-4010 (domestic), or 1-919-882-2331 (international), for one week following the call (replay passcode: 46126. Subsequent to that, the call can be accessed via a link available on the company’s website through September 29, 2022.

About Frequency Electronics

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. Frequency has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

Frequency’s Mission Statement: “Our mission is to provide precision time and low phase noise frequency generation systems from 1 Hz to 50 GHz, for space and other challenging environments.”

Subsidiaries and Affiliates: FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF microwave products. Additional information is available on the Company’s website: www.frequencyelectronics.com

Forward-Looking Statements

The statements in this press release regarding future earnings and operations and other statements relating to the future constitute “forward-looking” statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include but are not limited to, the risks associated with health epidemics and pandemics, including the COVID-19 pandemic and similar outbreaks, such as their impact on our financial condition and results of operations and on our ability to continue manufacturing and distributing our products, and the impact of health epidemics and pandemics on general economic conditions, including any resulting recession, our inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, reliance on key customers, continued acceptance of the Company’s products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and the outcome of any litigation and arbitration proceedings. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed on June 30, 2021 with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information: Dr. Thomas McClelland, Interim President and Chief Executive Officer;

     Steven Bernstein, Chief Financial Officer;

TELEPHONE: (516) 794-4500 ext.5000          WEBSITE:         www.freqelec.com

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	(unaudited)		(unaudited)
	2022	2021	2022	2021
Revenues	$10,161	$15,642	$48,296	$54,254
Cost of Revenues	12,953	10,934	39,697	37,333
Gross Margin	(2,792)	4,708	8,599	16,921
Selling and Administrative	2,026	3,385	11,662	13,189
Research and Development	1,114	1,224	4,975	4,690
Operating (Loss) Income	(5,932)	99	(8,038)	(958)
Loss on Impairment of Morion	(796)	-	(796)	-
Interest and Other, Net	(123)	1,072	172	1,434
(Loss) Income before Income Taxes	(6,851)	1,171	(8,662)	476
(Benefit) Provision for Income Taxes	(3)	(241)	1	(204)
Net (Loss) Income	$(6,848)	$1,412	$(8,663)	$680

Net (loss) earnings per share:
Basic and diluted (loss) earnings per share	$(0.74)	$0.15	$(0.93)	$0.07

Weighted Average Shares Outstanding
Basic	9,292	9,216	9,266	9,178
Diluted	9,292	9,320	9,266	9,248

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2022	April 30, 2021
	(unaudited)
ASSETS
Cash & Marketable Securities	$21,525	$20,120
Accounts Receivable, net	4,291	5,515
Contract Assets	9,977	12,640
Inventories, net	19,906	19,661
Other Current Assets	1,431	1,435
Property, Plant & Equipment, net	8,564	9,612
Other Assets	11,381	17,952
Right-of-Use Assets – Operating Leases	8,805	9,773
	$85,880	$96,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Lease Liability - current	1,744	1,715
Contract Liabilities	$12,218	$10,692
Other Current Liabilities	9,019	5,678
Other Long-term Obligations	8,858	14,848
Operating Lease Liability – non-current	7,353	8,366
Stockholders’ Equity	46,688	55,409
	$85,880	$96,708